SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of 4 December 2007 by and between:

1. New Dragon Asia Food Limited, a corporation incorporated the British Virgin Islands (hereinafter referred to as the "Seller"); and

2. Mr. CHAN Kong Sang, a Hong Kong Citizen (hereinafter referred to as the "Buyer")

WHEREAS:

a) The Seller owns **31,823,954** common shares of New Dragon Asia Corporation (listed on the American Stock Exchange under NWD)("NWD").

b) The Seller has agreed to sell **3,500,000** common shares of NWD (hereinafter referred to as the "Sale Shares") and the Buyer had agreed to purchase the Sale Shares, at the closing trading price of US$0.97 as of 30 November 2007 (hereinafter referred to as the "Sale Price").

c) The parties wish to record in this Agreement the terms and conditions of the sale and purchase of the Sale Shares.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES as follows:

1. Sale and Purchase of the Sale Shares

Subject to the terms and conditions of this Agreement, the Seller hereby agrees (as legal and beneficial owner) to sell, assign, transfer and convey to the Buyer all of its rights, obligations, title and interests in and to the Sale Shares, and the Buyer hereby agrees to purchase, acquire and accept all of the Seller's rights, obligations, title and interests in and to the Sale Shares.

2. Consideration for the Purchase of Sale Shares

The consideration payable to the Seller for the purchase of the Sale Shares by the Buyer shall be USD 3,395,000 (or equivalent) (hereinafter referred to as the "Sale Consideration").

a) The Buyer shall pay the Sale Consideration within 3 days upon the signing of the Agreement.

b) After obtaining the Sale Consideration, the Seller shall instruct his legal counsel to process the transfer of the Sale Shares.

3. Completion

The Seller shall deliver the original share certificates evidencing the Sale Shares to the Buyer upon the Completion.

4. Representations and Agreements of Buyer

The Buyer represents and warrants that he is not a resident of the United States and that he is purchasing the Sale Shares for his own account. The Buyer understands certificates representing the Sale Shares shall bear a legend stating:

"BY PURCHASING OR ACCEPTING THIS SECURITY, THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF NEW DRAGON ASIA, INC. THAT UNTIL THIS SECURITY IS THE SUBJECT OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE ENTITLED TO THE EXEMPTION FROM SUCH REGISTRATION PROVIDED BY RULE 144(k) PROMULGATED UNDER SUCH ACT, (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE ACT AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESTRICTIONS REFERRED TO ABOVE"

and that the Sale Shares may not be offered or sold in the United States or to "US Person" (as such term is defined in Regulation S promulgated under such Act) except as described therein.

The Buyer acknowledges that the Seller may be in possession of material non-public information regarding NWD which has not been disclosed to Buyer and covenants not to sue, plead, claim or otherwise assert such possession in connection with any action, claim, suit or proceeding against the Seller in connection with the purchase of the Sale Shares hereunder.

5. Registration Rights

The Buyer shall be entitled to customary and standard registration rights with respect to the Sale Shares and the Seller agrees to cause NWD to prepare and file such registration statement with the Securities and Exchange Commission as the Seller shall require from time to time, subject to customary blackout and suspension provisions.

6. Modification of This Agreement

This Agreement may not be modified, amended or terminated except in writing signed by the Seller and the Buyer or their respective successors or assigns.

7. Governing Law

This Agreement shall be construed in accordance with and governed by the laws of Hong Kong.

SIGNED by ____________________
For and on behalf of
New Dragon Asia Food Limited
as Seller

SIGNED by ____________________
For and on behalf of
CHAN Kong Sang
as Buyer